UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2004

HOLLYWOOD ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	000-21824	93-0981138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9275 SW Peyton Lane Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 570-1600

No Change

(Former name or former address, if changed since last report.)

Item 5. Other Events.

On August 6, 2004, Hollywood Entertainment Corporation, an Oregon corporation (“Hollywood”) issued a press release regarding the status of the transactions contemplated by the Agreement and Plan of Merger, dated as of March 28, 2004, as amended, among Hollywood, Carso Holdings Corporation (“Holdings”) and a wholly-owned subsidiary of Holdings. The full text of Hollywood’s press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits.

(c)	Exhibits.

99.1	Text of press release issued by Hollywood Entertainment Corporation, dated August 6, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2004

Hollywood Entertainment Corporation
By:	/s/ TIMOTHY R. PRICE
Timothy R. Price
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Text of press release issued by Hollywood Entertainment Corporation, dated August 6, 2004.